Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Managing Owner of DB-New York Nuclear Uranium Fund, DB Commodity Services LLC:

We consent to the use of our report, included herein, dated February 4, 2009, with respect to the statement of financial condition of DB-New York Nuclear Uranium Fund as of  December 16, 2008.  In addition, we consent to the references to our firm under the heading “Experts” in the Prospectus constituting part of this Registration Statement on Form S-1.

/s/ KPMG LLP
New York, New York
February 4, 2009